SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

WARPSPEED TAXI INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-252505	85-3978107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Shiriki House Office Community, 3rd Floor Westside Towers

Lower Kabete Road, Westlands Nairobi, Kenya

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 802-0474

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01Other Events.

WarpSpeed Taxi Inc. (“the Company”) wishes to provide an update to clarify and ensure transparency regarding the current authorized personnel and corporate structure.

As of August 1, 2024, Richard Specht has been appointed as the Interim Corporate Secretary. Richard will be responsible for overseeing the company’s corporate governance and ensuring compliance with all relevant regulations. Alongside Richard, Daniel Okelo, CEO of WarpSpeed Taxi Inc., will continue to oversee and manage the company’s operations.

To address recent concerns and inquiries, the Company confirms that there are no external persons or affiliates involved in its operations or decision-making processes. The Company has taken all necessary steps to ensure that only authorized individuals-namely, Richard Specht and Daniel Okelo-are involved in corporate decisions and account management.

This filing serves as a commitment to transparency and compliance, ensuring that all stakeholders are fully informed of the governance structure and authorized personnel involved in the Company. No unauthorized persons or external parties have influence over the Company’s operations.

The Company reiterates its commitment to transparency and compliance. We will continue to provide timely updates as required and ensure that all corporate actions are disclosed in accordance with regulatory requirements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WarpSpeed Taxi Inc.

Date: August 2, 2024	By: /s/ Daniel Okelo
Daniel Okelo, CEO

Date: August 2, 2024	By: /s/ Richard Specht
Richard Specht, Interim Corporate Secretary